Exhibit 5.1
OPINION OF DAVIS POLK & WARDWELL
                    July 17, 2008
Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, CA 90071
Ladies and Gentlemen:
     We have acted as counsel for Reliance Steel & Aluminum Co., a California corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale of shares of common stock, no par value (the “Common Stock”) of the Company;
     We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     Based upon the foregoing, we are of the opinion that:
     When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting agreement against payment therefor, for the consideration approved by the Board of Directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.
     We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of California.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,